Exhibit g(2)
                             Smith Barney Trust II
                               125 Broad Street
                           New York, New York 10004

                               ____________, 2003

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

     Re:  Smith Barney Trust II - Custodian Contract

Ladies and Gentlemen:

     Pursuant to Section 18 of the Custodian Contract dated as of September 1, 1997 (as amended, the "Contract"), between Smith Barney Trust II (formerly known as Landmark Funds II) (the "Trust") and State Street Bank and Trust Company (the "Custodian"), we hereby request that Smith Barney Short Duration Municipal Income Fund (the "Series") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

     Please sign below to evidence your agreement to render such services as custodian on behalf of the Series under the Contract.



                                SMITH BARNEY TRUST II

                                By:    ________________________________

                                Title: ________________________________


Agreed:

STATE STREET BANK AND TRUST COMPANY

By:    ______________________________

Title: ______________________________